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EXHIBIT 23.2 - CONSENT OF JOEL S. BAUM, P.A.

                                 EXHIBIT 23.2

CONSENT OF BAUM & COMPANY, P.A., INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



BAUM & COMPANY, P.A.

CERTIFIED PUBLIC ACCOUNTANTS



Capitol Communities Corporation
25550 Hawthorne Blvd.
Suite 207
Torrance, CA 90505


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference our firm's prior consent to this Registration Statement on Form S-8 dated September 18, 1996 of our firm's audit report dated September 30, 1995. We also consent to the incorporation by reference of our firm's audit reports in the Capitol Communities Corporation's Annual Reports on Form 10-KSB for the years ended September 30, 1996, and September 30, 1997.

January 22, 1998
Coral Springs, Florida

                              /s/ Joel S. Baum
                                  ------------
                                  Joel S. Baum, CPA


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